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                                                                Exhibit 10.16

                EXECUTIVE EMPLOYMENT AND STOCK PURCHASE AGREEMENT

            This EXECUTIVE EMPLOYMENT AND STOCK PURCHASE AGREEMENT (this "Agreement") is made as of June 16, 1997, by and among Plainwell Paper Company, a Michigan corporation ("Plainwell"), Plainwell Holding Company, a Delaware corporation (the "Company"), and William New ("Executive").

            Plainwell and Executive desire to enter into an agreement pursuant to which Plainwell will employ Executive as the President and Chief Executive Officer of Plainwell.

            The Company and Executive desire to enter into an agreement pursuant to which Executive shall purchase, and the Company shall sell, 1,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common"), 69,512.82 shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common"), and 1,794.87 shares of the Company's Preferred Stock (as defined below). Certain definitions are set forth in Section 1 of this Agreement.

            The execution and delivery of this Agreement by the Company, Plainwell and Executive is a condition to the purchase of shares of Common Stock, Preferred Stock, and a warrant to purchase Common Stock, by Citicorp Venture Capital, Ltd. (the "Investor") pursuant to a CVC Securities Purchase Agreement dated as of the date hereof (the "Purchase Agreement"). Certain provisions of this Agreement are intended for the benefit of, and shall be enforceable by, the Investor and each other executive employee of the Company or Plainwell who enters into an executive stock agreement substantially similar to this Agreement (the "Other Executives").

            The parties hereto agree as follows:

      1. Definitions. As used herein, the following terms shall have the following meanings.

            "Available Shares" has the meaning set forth in paragraph 5(d).

            "Base Salary" has the meaning set forth in paragraph 2(b)(i).

            "Board" means the board of directors of either the Company or Plainwell, as applicable.

            "Cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated non-performance of duties as reasonably directed by the Board if notice of such non-performance is given to Executive and he fails to cure such non-performance within ten (10) days after such notice, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, or (v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive.
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            "Class A Common" has the meaning set forth in the recitals.

            "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            "Common Stock" means, collectively, (a) the Class A Common and the Class B Common, as adjusted for any unit split, unit dividend, or other combination, exchange, conversion, recapitalization, merger, consolidation or reorganization, (b) any other class of securities of the Company which is not limited to a fixed sum or percentage of a stated value in respect of the rights of the holders thereof to participate in distributions and in the distribution of assets upon the voluntary or involuntary liquidation, and (c) if any of the securities set forth above are exchanged for different interests or securities of the Company, such other interests or securities.

            "Confidential Information" has the meaning set forth in Section 8.

            "Employment Period" has the meaning set forth in Section 2.

            "Executive Stock" means, collectively, all Common Stock and Preferred Stock held by the Executive on or after the date hereof.

            "Fair Market Value" of each share of Vesting Stock means (i) the average of the closing sales prices of the Common Stock on all domestic securities exchanges on which the Common Stock is listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market as of 4:00 P.M., New York time, or (iv) if on any day the Common Stock is not quoted in the Nasdaq National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported on the Nasdaq interdealer quotation system, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive trading days prior to such day. Notwithstanding the foregoing, if at any time of determination either (x) the Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and either listed on a national securities exchange or authorized for quotation in the Nasdaq System, or (y) less than 25% of the outstanding Common Stock is held by the public free of transfer restrictions under the 1933 Act, the Fair Market Value shall mean the price that would be paid per share for the entire common equity interest in the Company in an orderly sale transactions between a willing buyer and a willing seller, taking into account the appropriate lack of liquidity of the Company's securities, using valuation techniques then prevailing in the securities industry and assuming all relevant information and a reasonable period of time for effectuating such sale. Fair Market Value shall be determined by the Company's Board in its good faith judgment.

            "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5%


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owner of the Company's Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company's Common Stock.

            "Investor" has the meaning set forth in the recitals.

            "1933 Act" means the Securities Act of 1933, as amended from time to time.

            "Noncompete Period" has the meaning set forth in paragraph 10(a).

            "Option Notice" has the meaning set forth in paragraph 5(d).

            "Original Cost" of each share of Common Stock purchased hereunder shall be equal to $1.00 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

            "Other Executives" has the meaning set forth in the recitals.

            "Preferred Stock" means the Company's Series B Preferred Stock, par value $1.00 per share, and any other securities of the Company issued in exchange, substitution or replacement thereof.

            "Public Offering" has the meaning set forth in Section 11.

            "Public Sale" means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

            "Purchase Agreement" has the meaning set forth in the recitals.

            "Repurchase Notice" has the meaning set forth in paragraph 5(c).

            "Repurchase Option" has the meaning set forth in paragraph 5(a).

            "Sale of the Company" means the sale of the Company, in a single transaction or series of related transactions, to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire all or substantially all of the outstanding Common Stock (whether by merger, consolidation, recapitalization, reorganization, purchase of outstanding Common Stock or otherwise) or (ii) all or substantially all of the consolidated assets of the Company.

            "Severance Period" has the meaning set forth in paragraph 2(c)(ii).

            "Stockholders Agreement" has the meaning set forth in Section 6.


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            "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

            "Supplemental Repurchase Notice" has the meaning set forth in paragraph 5(d).

            "Termination" has the meaning set forth in paragraph 5(a).

            "Transfer" has the meaning set forth in Section 6.

            "Unvested Shares" has the meaning set forth in paragraph 4(b).

            "Vested Shares" has the meaning set forth in paragraph 4(b).

            "Vesting Stock" has the meaning set forth in paragraph 4(a). For purposes of this Agreement, Vesting Stock shall continue to be Vesting Stock in the hands of any holder other than Executive (except for the Company and the Investor and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Vesting Stock shall succeed to all rights and obligations attributable to Executive as a holder of Vesting Stock hereunder. Vesting Stock shall also include shares of the Company's capital stock issued with respect to Vesting Stock by way of a stock split, stock dividend or other recapitalization. Notwithstanding the foregoing, all Unvested Shares shall remain Vesting Stock after any Transfer thereof

            "Work Product" has the meaning set forth in Section 9.

      2. Employment. Plainwell shall employ Executive, and Executive hereby accepts employment with Plainwell, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 2(c) hereof (the "Employment Period").

      3. Position and Duties.

            (a) During the Employment Period, Executive shall serve as the President and Chief Executive Officer of Plainwell and shall have the normal duties, responsibilities and authority of the President and Chief Executive Officer, subject to the power of the Board to reasonably expand or limit such duties, responsibilities and authority in good faith (provided such duties are consistent with such titles, taking into account the size and nature of the businesses of Plainwell and the Company) and to override actions of the President and Chief Executive Officer.

            (b) Executive shall report to the Board and Executive shall devote his best efforts and business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of Plainwell (it being acknowledged that the Executive may serve on the board of directors of other entities so long as he does not assume or undertake any executive responsibilities with respect to such entities). Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.


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      4. Base Salary, Bonus and Benefits.

            (a) Base Salary and Benefits. During the Employment Period, Executive's base salary shall be $250,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with Plainwell's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of Plainwell's employee benefit programs for which senior executive employees of Plainwell are generally eligible, which shall include benefits regarding disability, health and life insurance at such levels and in such amounts as determined in good faith by the Board.

            (b) Bonus Plan. In addition to the Base Salary, the Board shall establish a bonus plan for senior executives of Plainwell and the Company pursuant to which Executive shall be eligible to participate and earn a bonus following the end of each fiscal year during the Employment Period, which bonus, if any, will be based upon, among other items, Executive's performance and Plainwell's operating results during such year, as determined by the Board in its discretion.

            (c) Expenses. Plainwell shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with Plainwell's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Plainwell's requirements with respect to reporting and documentation of such expenses.

      5. Term.

            (a) Unless renewed by the mutual agreement of Plainwell and Executive, the Employment Period shall end on June 16, 2000; provided, that (A) the Employment Period shall terminate prior to such date upon Executive's resignation, death, permanent disability or incapacity (as determined by the Board in its good faith judgment, taking into account any determinations made by Plainwell's provider of disability insurance) and (B) the Employment Period may be terminated by the Board at any time prior to such date for Cause or without Cause.

            (b) If Executive's employment with Plainwell is terminated by the Board without Cause prior to the third anniversary of the date of this Agreement, Executive shall be entitled to receive (A) his Base Salary, payable in regular installments in accordance with Plainwell's general payroll practices and subject to customary withholding, through the date which is 18 months after the date of such termination (the "Severance Period"), if and for so long as Executive has not breached the provisions of Sections 8, 9 and 10 hereof and (B) his Base Salary through the date of termination.

            (c) If the Employment Period is terminated without Cause or due to Executive's death, disability or incapacity, the Executive shall be entitled to receive his pro rata share of the annual bonus, if any, payable to Executive determined as of the date of termination on a reasonable basis in good faith by the Board. No bonus shall be payable to the Executive if the Executive resigns or is terminated for Cause.


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            (d) All of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue after the termination of the Employment Period shall cease upon such termination. Plainwell may offset any amounts Executive owes it or its affiliates against any amounts it owes Executive hereunder.

      6. Executive hereby agrees that except as expressly provided herein, no salary, bonus or severance compensation of any kind, nature or amount shall be payable to Executive.

      7. Purchase and Sale of Executive Stock.

      (a) Upon execution of this Agreement, Executive shall purchase, and the Company shall sell, (i) 1,000 shares of Class A Common and 69,512.82 shares of Class B Common at a price of $1.00 per share and (ii) 1,794.87 shares of Preferred Stock at a price of $100.00 per share. The Company shall deliver to Executive the certificate representing such shares of Common Stock, and Executive shall deliver to the Company a check or a wire transfer of funds in the aggregate amount of $250,000.00.

      (b) Within 30 days after Executive purchases any Vesting Stock from the Company, Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Code in the form of Annex A attached hereto.

      (c) In connection with the purchase and sale of the Executive Stock hereunder, Executive represents and warrants to the Company that:

            (i) The Executive Stock to be acquired by Executive pursuant to this Agreement shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Executive Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

            (ii) Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

            (iii) Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

            (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as he has requested. Executive has reviewed, or has had an opportunity to review, a copy of the Stock Purchase Agreement, dated March 12, 1997 between the Company and Simpson Paper Company ("Seller"), as amended as of the date hereof, pursuant to which the Company acquired all of the stock of Simpson Plainwell Paper Company, and Executive is familiar with the transactions contemplated thereby. Executive has also reviewed, or has had an opportunity to review, the following documents: (A) the Company's Certificate of


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Incorporation and Bylaws; (B) the loan agreements, notes and related documents with the Company's and Plainwell's lenders; and (C) Plainwell's pro forma balance sheet dated as of April 30, 1997.

            (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

      (d) As an inducement to the Company to issue the Executive Stock to Executive, as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time.

      (e) The Company and Executive acknowledge and agree that this Agreement has been executed and delivered, and the Executive Stock has been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Executive.

      8. Vesting Provisions.

      (a) All of the shares of Class A Common and Preferred Stock, and 44,512.82 shares of Class B Common acquired by Executive pursuant to this Agreement are not subject to the vesting provisions set forth in this Section 4. Except as otherwise provided in paragraph 4(b) below, 25,000 shares of the Class B Common acquired by Executive pursuant to this Agreement (the "Vesting Stock") shall vest on the dates and in the amounts set forth on the schedule below; provided, that as of each such date set forth below the Executive is employed by the Company or any of its Subsidiaries:


                                         Cumulative Percentage of
               Date                        Vesting Stock Vested
               ----                        --------------------
           June 16, 1998                           20%
           June 16, 1999                           20%
           June 16, 2000                           20%
           June 16, 2001                           20%
           June 16, 2002                           20%

      (b) If Executive ceases to be employed by the Company and its Subsidiaries on any date after June 16, 1998 (other than any anniversary date thereof) and prior to June 16, 2002, the cumulative percentage of Vesting Stock to become vested shall be determined on a pro rata basis according to the number of days elapsed since the prior anniversary date. Upon the consummation of a Sale of the Company, all shares of Vesting Stock which have not yet become vested as of such


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date shall become vested. Shares of Vesting Stock which have become vested are referred to herein as "Vested Shares", and all other shares of Vesting Stock are referred to herein as "Unvested Shares".

      9. Repurchase Option.

      (a) In the event Executive ceases to be employed by the Company and its Subsidiaries (the "Termination"), the Vesting Stock shall be subject to repurchase by the Company and the Investor pursuant to the terms and conditions set forth in this Section 5 (the "Repurchase Option").

      (b) The purchase price for each Unvested Share shall be Executive's Original Cost for such share (with shares having the lowest cost subject to repurchase prior to shares with a higher cost), and the purchase price for each Vested Share shall be the Fair Market Value for such share, unless Executive is terminated for Cause, in which case the purchase price for each share of Vesting Stock (whether Vested Shares or Unvested Shares) shall be Executive's Original Cost for such share (with shares having the lowest cost subject to repurchase prior to shares with a higher cost).

      (c) The Board may elect to purchase all or any portion of the Unvested Shares and the Vested Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Vesting Stock within 90 days after the Termination. The Repurchase Notice shall set forth the number of Unvested Shares and Vested Shares to be acquired from each holder of Vesting Stock, the aggregate consideration to be paid for such shares (which shall be determined in accordance with paragraph 5(b) above) and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Vesting Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of Vesting Stock then held by Executive is less than the total number of shares of Vesting Stock the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Vesting Stock under this Agreement, pro rata according to the number of shares of Vesting Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares). The number of Unvested Shares and Vested Shares to be repurchased hereunder shall be allocated among Executive and the other holders of Vesting Stock (if any) pro rata according to the number of shares of Vesting Stock to be purchased from such persons.

      (d) If for any reason the Company does not elect to purchase all of the Vesting Stock pursuant to the Repurchase Option, the Investor (or its designee) shall be entitled to exercise the Repurchase Option for the shares of Vesting Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after the Termination, the Company shall give written notice (the "Option Notice") to the Investor setting forth the number of Available Shares and the purchase price for the Available Shares. The Investor (or its designee) may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Vesting Stock as to the number of shares being purchased from such holder by the Investor (or its designee) (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Vesting Stock, the Company shall also deliver


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written notice to the Investor (or its designee) setting forth the number of shares the Investor (or its designee) is entitled to purchase, the aggregate purchase price (which shall be determined in accordance with paragraph 5(b) above) and the time and place of the closing of the transaction. The number of Unvested Shares and Vested Shares to be repurchased hereunder shall be allocated among the Company and the Investor pro rata according to the number of shares of Vesting Stock to be purchased by each of them.

      (e) The closing of the purchase of the Vesting Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Investor (or its designee) shall pay for the Vesting Stock to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds. The purchasers of Vesting Stock hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

      (f) The right of the Company and the Investor to repurchase Vested Stock pursuant to this Section 5 shall terminate upon the Sale of the Company.

      (g) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Vesting Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Vesting Stock hereunder which the Company is otherwise entitled or required to make, the time periods provided in this Section 5 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions; provided, that for purposes of calculating Fair Market Value, if the Company gives the Executive a Repurchase Notice more than after one year of the date of Termination, Fair Market Value shall be determined as of the date the Company gives such Repurchase Notice.

      10. Restrictions on Transfer. Executive shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any shares of Vesting Stock (a "Transfer"), except pursuant to the provisions of the Stockholders Agreement, dated as of the date hereof, by and among the Company, the Executive, the Investor, and certain other of the Company's stockholders (as amended, restated or modified from time to time, the "Stockholders Agreement").

      11. Additional Restrictions on Transfer.

      (a) The certificates representing the Executive Stock shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 16, 1997, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN


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      EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM
      REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE EMPLOYMENT AND STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND WILLIAM L. NEW DATED AS OF JUNE 16, 1997, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

      (b) No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

      12. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company, Plainwell or any other Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes without the prior written consent of the Board, (i) Work Product and (ii) during the Noncompete Period, Confidential Information (unless and to the extent that the such information become generally known to and available for use by the public other than as a result of Executive's acts or omissions). Executive shall deliver to the Company at the termination of his employment , or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.

      13. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).


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      14. Non-Compete, Non-Solicitation.

      (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that his services shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that for a period of eighteen months following the Termination (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

      (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

      (c) If, at the time of enforcement of this Section 10, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this
Section 10 are reasonable.

      (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 10, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this Section 10, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

      15. Initial Public Offering. In the event that the Board and the holders of a majority of the CVC Stockholder Shares (as defined in the Stockholders Agreement) then outstanding approve an initial public offering of Common Stock (a "Public Offering") pursuant to an effective registration statement under the Securities Act, Executive shall take all necessary or desirable actions in connection with the consummation of the Public Offering as requested by the Company.

      16. Code Section 280G. Notwithstanding any provision of this Agreement to the contrary, if all or any portion of the payments or benefits received or realized by Executive pursuant to this Agreement either alone or together with other payments or benefits which Executive receives or realizes or is then entitled to receive or realize from the Company or any of its affiliates would constitute a "parachute payment" within the meaning of Section 280G of the Code and/or any corresponding and applicable state law provision, such payments or benefits provided to Executive shall be reduced by reducing the amount of payments or benefits payable to Executive pursuant to this Agreement to the extent necessary so that no portion of such payments or benefits shall be subject to the excise tax imposed by Section 4999 of the Code and any corresponding and/or applicable state law provision; provided that such reduction shall only be made if, by reason of such reduction, Executive's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. For purposes of this paragraph, "net after tax benefit" shall mean the sum of (a) the total amount received or realized by Executive pursuant to this Agreement that would constitute a "parachute payment" within the meaning of
Section 280G of the Code and any corresponding and applicable state law provision, plus (b) all other payments or benefits which Executive receives or realizes or is then entitled to receive or realize from the Company and any of its affiliates that would constitute a "parachute payment" within the meaning of
Section 280G of the Code and any corresponding and applicable state law provision, less (c) the amount of federal or state income taxes payable with respect to the payments or benefits described in (a) and (b) above calculated at the maximum marginal individual income tax rate for each year in which payments or benefits shall be realized by Executive (based upon the rate in effect for such year as set forth in the Code at the time of the first receipt or realization of the foregoing), less (d) the amount of excise taxes imposed with respect to the payments or benefits described in (a) and (b) above by Section 4999 of the Code and any corresponding and applicable state law provision.

      17. Capitalization. The Company hereby represents and warrants to the Executive that immediately following the Closing (as defined in the Purchase Agreement), the authorized capital stock of the Company shall consist of:

            (a) 560,000 shares of Class A Common, of which 3,000 shares shall be issued and outstanding and 560,000 shares of Class B Common, of which 175,001.03 shares shall be issued and outstanding; 552,555.57 shares of Class A Common shall be reserved for issuance upon conversion of the Class B Common; 377,554.14 shares of Class B Common shall be reserved for issuance upon exercise of (i) stock purchase warrants issued to certain stockholders of the Company, and (ii) incentive stock options expected to be given to certain members of management of the Company pursuant to the terms and conditions of a stock option plan adopted by the Company's board of directors; and

            (b) 40,000 shares of the Company's Series A Preferred Stock, par value $.01 per share, of which 40,000 shares shall be issued and outstanding, and 40,000 shares of Series B Preferred Stock, par value $.01 per share, of which 38,219.99 shares shall be issued and outstanding.

Immediately following the consummation of the transactions contemplated hereby, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

      18. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

            To Plainwell or the Company (as applicable):

                  200 Allegan Street
                  Plainwell, Michigan  49080
                  Attention:  Chief Executive Officer
                  Telecopy No.: (616) 685-2597

                  With copies (which shall not constitute notice) to:

                  Citicorp Venture Capital, Ltd.
                  399 Park Avenue, 14th Floor
                  New York, New York  10043
                  Attention:  John D. Weber
                  Telecopy No.:  (212) 888-2940

                  Kirkland & Ellis
                  Citicorp Center
                  153 East 53rd Street
                  New York, New York  10022-4675
                  Attention:  Kirk A. Radke, Esq.
                  Telecopy No.:  (212) 446-4900

                  Godfrey & Kahn, S.C.
                  780 North Water Street
                  Milwaukee, WI  53202-3590
                  Attention:  Thomas A. Myers, Esq.
                  Telecopy No.:  (414) 273-5198

            To the Investor:

                  Citicorp Venture Capital, Ltd.
                  399 Park Avenue, 14th Floor
                  New York, New York  10043
                  Attention:  John Weber
                  Telecopy No.:  (212) 888-2940

                  With a copy (which shall not constitute notice) to:

                  Kirkland & Ellis
                  Citicorp Center
                  153 East 53rd Street
                  New York, New York  10022-4675
                  Attention:  Kirk A. Radke, Esq.
                  Telecopy No.:  (212) 446-4900

            To the Executive:

                  c/o  Plainwell Paper Company
                  200 Allegan Street
                  Plainwell, Michigan  49080
                  Attention:  William L. New
                  Telecopy No.:  (616) 685-2597

                  With a copy (which shall not constitute notice) to:

                  Godfrey & Kahn, S.C.
                  780 North Water Street
                  Milwaukee, WI  53202-3590
                  Attention:  Thomas A. Myers, Esq.
                  Telecopy No.:  (414) 273-5198

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

      19. General Provisions.

      (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

      (b) Expenses. The parties here to acknowledge that the Company and Plainwell have paid certain legal fees and expenses of Executive on the date hereof.

      (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      (d) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      (e) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

      (f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investor and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

      (g) Choice of Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of New York.

      (h) Waiver of Jury Trial. The company and each securityholder hereby waive, to the extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this agreement or the validity, protection, interpretation or enforcement thereof. The company and each securityholder agree that this section is a specific and material aspect of this agreement and would not enter into this agreement if this section were not part of this agreement.

      (i) Remedies. Each of the parties to this Agreement (including the Investor) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

      (j) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and the Investor.

      (k) Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by the Investor as provided herein.

      (l) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.


                            *      *      *      *

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                   PLAINWELL HOLDING COMPANY


                                   By:________________________________________
                                   Name:
                                   Title:



                                   PLAINWELL PAPER COMPANY


                                   By:________________________________________
                                   Name:
                                   Title:


                                   -------------------------------------------
                                   WILLIAM L. NEW



Agreed and Accepted:

CITICORP VENTURE CAPITAL, LTD.


By:_________________________________
Name:
Title:

                                     CONSENT

            The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Executive Stock Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of Common Stock under certain circumstances and imposes other restrictions on the transfer of such Common Stock. I agree that my spouse's interest in the Common Stock is subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement.

            I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.




                                   __________________
                                    [Spouse]



                                   __________________
                                    Witness

                                                                       ANNEX A

                                                                 June 16, 1997


                       ELECTION TO INCLUDE STOCK IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE


            The undersigned purchased shares of Common Stock, par value $.01 per share (the "Shares"), of Plainwell Holding Company (the "Company") on June 16, 1997. Under certain circumstances, the Company has the right to repurchase the Shares at cost [or book value] from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries. Hence, the Shares are subject to a substantial risk of forfeiture and are nontransferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code ss.83(b) at the time he purchased the Shares.

            Therefore, pursuant to Code ss.83(b) and Treasury Regulation ss.1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 1997 the excess (if any) of the Shares' fair market value on June 16, 1997 over purchase price thereof.

            The following information is supplied in accordance with Treasury Regulation ss.1.83-2(e):

1. The name, address and social security number of the undersigned:

                           __________________________

                           __________________________

                           __________________________

                           __________________________

2. A description of the property with respect to which the election is being made: 25,000 shares of Class B Common Stock, par value $.01 per share.

3. The date on which the property was transferred: June 16, 1997. The taxable year for which such election is made: calendar 1997.

4. The restrictions to which the property is subject: If during the first five years after the purchase of the Shares the undersigned ceases to be employed by the Company or any of its subsidiaries, the unvested portion of the Shares shall be subject to repurchase by the Company at cost, and if at any time prior to a sale of the Company the undersigned ceases to be employed by the Company or any of its subsidiaries, the vested portion of the Shares shall be subject to repurchase by the Company at fair market value. One-fifth of the Shares shall become vested shares on each of the first five anniversary dates of the purchase of the Shares.

5. The fair market value on June 16, 1997 of the property with respect to which the election is being made, determined without regard to any lapse restrictions:
$1.00 per share of Common Stock.

6. The amount paid for such property: $1.00 per share of Common Stock.

            A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations ss.1.83-2(e)(7).



Dated:  _________________                       ____________________
                                                WILLIAM L. NEW